As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crucell N.V.
(Exact name of Registrant as specified in its charter)
Crucell N.V. (Translation of Registrant’s name into English)
The Netherlands
(State or other jurisdiction of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Archimedesweg 4-6, 2333 CN, Leiden, The Netherlands
(+31)(0)-71519-9100
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
Telephone: (212)-894-8940
(Address and telephone number of agent for service)

Copy to:
Pierre-Marie Boury, Esq.
Cleary Gottlieb Steen & Hamilton LLP
City Place House, 55 Basinghall Street
London, England EC2V 5EH
(+44)(207)-614-2380

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value €0.24, which may be represented by American Depositary Shares (2)	See Note (1)

(1)
The registrant is registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby.

(2)	ADSs, each representing one ordinary share, issuable upon deposit of the ordinary shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

P R O S P E C T U S

Crucell N.V.

Ordinary Shares and
Ordinary Shares represented by American Depositary Shares,

_______________

This prospectus relates to the offer and sale from time to time by us or by the persons listed under “Selling Shareholders” in this prospectus of our ordinary shares, which may be represented by American Depositary Shares, or ADSs.  We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholders. This prospectus describes some of the general terms that may apply to the ordinary shares and the general manner in which they may be offered.  When our ordinary shares are offered, the specific terms of the offering, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

_______________

June 25, 2010

Table of Contents

About This Prospectus...	2
Forward-Looking Statements...	3
Crucell...	4
The Securities...	5
Legal Ownership...	5
Description of American Depositary Receipts...	7
Selling Shareholders...	14
Plan of Distribution...	15
Expenses of the Issue...	16
Experts...	17
Validity of Securities...	17
Enforceability of Civil Liabilities...	17
Where You Can Find More Information...	18
Incorporation of Certain Documents by Reference...	19

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Crucell” mean Crucell N.V. and its consolidated subsidiaries taken as a whole. Terms such as “we”, “us” and “our” generally refer to Crucell, unless the context requires otherwise.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC) utilizing a “shelf” registration process. Under this shelf process, Crucell or the persons listed under “Selling Shareholders” in this prospectus may sell ordinary shares in one or more offerings. Any ordinary shares of Crucell, in one or more offerings, may be in the form of American depositary shares (which we refer to as ADSs) evidenced by American depositary receipts (which we refer to as ADRs). We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholders.

This prospectus only provides a general description of the securities that may be offered.  Each time our securities are offered, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities.  We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC.  The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus.  Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not based on historical facts and are not assurances of future results.  Many of the forward-looking statements contained or incorporated by reference in this prospectus may be identified by the use of forward-looking words, such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. We have made forward-looking statements that address, among other things, our:

●	our plans, objectives and goals;

●	our future economic performance and prospects;

●	the potential effect on our future performance of certain contingencies; and

●	assumptions underlying any such statements.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These statements are not guaranties of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors, including those in “Risk Factors” as set forth in any prospectus supplement and in documents incorporated by reference in this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement, and you should not place reliance on any forward-looking statement contained or incorporated by reference in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

CRUCELL

We are a public limited liability company under Dutch company law, incorporated in Leiden, The Netherlands with the legal and commercial name Crucell N.V. We are a fully integrated biopharmaceutical company focusing on developing, producing and marketing products that combat infectious diseases. Our strong product portfolio is supported through a range of patented technologies that enable the discovery, development and production of vaccines, therapeutic proteins and gene therapy products. According to our audited financial statements for the year ended December 31, 2009, we had almost €77 million in net cash from operating activities as of December 31, 2009, and our R&D expenditures in 2009 were over €70 million, a relatively large investment in R&D for a company of our size.

Our registered office is located at Archimedesweg 4-6, 2333 CN, Leiden, The Netherlands, and our telephone number is +31 20 71 519 91 00.

THE SECURITIES

We or the persons listed under “Selling Shareholders” may from time to time offer ordinary shares, which may be represented by ADSs, under this prospectus.

LEGAL OWNERSHIP

In this prospectus and in any attached prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a deposit agreement or other contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue ordinary shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying ordinary shares will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the deposit agreement. A copy of the deposit agreement, as amended from time to time, with respect to our ordinary shares is on file with the SEC and incorporated by reference in this prospectus. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room. See “Where You Can Find More Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

●	how it handles payments and notices with respect to the securities;

●	whether it imposes fees or charges;

●	how it handles voting, if applicable;

●	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

●	how it would pursue rights under the securities if there were an event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the securities and instead deal only with the depositary that holds the global security.

You should be aware that if our securities are issued only in the form of global securities:

●	you cannot have the securities registered in your own name;

●	you cannot receive physical certificates for your interest in the securities;

●	you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities;

●	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

●
the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, any transfer agent and any registrar also do not supervise the depositary in any way; and

●	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

When the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days, a global security representing our securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 5 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The Bank of New York Mellon will execute and deliver the ADRs. ADRs are American Depositary Receipts. Each ADR is a certificate evidencing a specific number of ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with the principal Amsterdam offices of ABN AMRO Holding N.V. or Fortis Bank as custodians for The Bank of New York Mellon in The Netherlands. Each ADS will also represent any other securities, cash or other property which may be held by The Bank of New York Mellon as depositary. The Bank of New York Mellon's office at which the ADRs will be administered is located at 101 Barclay Street, New York, New York 10286.

You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Dutch law governs shareholder rights. The Bank of New York Mellon will be the holder of the ordinary shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among us, The Bank of New York Mellon and you, as an ADR holder, sets out ADR holder rights as well as the rights and obligations of The Bank of New York Mellon, as depositary. New York law governs the deposit agreement and the ADRs.

The following is a summary of the material terms of the agreement. For more complete information, you should read the entire agreement and the form of ADR. Directions on how to obtain copies of these from the U.S. Securities and Exchange Commission are provided in the section entitled "Additional Information". Copies of the deposit agreement will be available for inspection at the Corporate Trust Office of The Bank of New York Mellon and at the Amsterdam offices of the custodians set forth above. See “Where You Can Find More Information.”

Share Dividends and Other Distributions

The Bank of New York Mellon has agreed to pay to you the cash dividends or other distributions it or one of the custodians receives on ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash

The Bank of New York Mellon will convert any cash dividend or other cash distribution we pay on the ordinary shares as promptly as practicable into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible, or if any approval from any government is needed and cannot be obtained, the agreement allows The Bank of New York Mellon to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency, and it will not be liable for any interest.

Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under Dutch law. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares

The Bank of New York Mellon may, and will, if we request, distribute new ADSs representing any ordinary shares we distribute as a dividend or free distribution. The Bank of New York Mellon will only distribute whole ADSs. It will sell ordinary shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way as it does with cash. If The Bank of New York Mellon does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares.

Rights to Receive Additional Ordinary Shares

If we offer holders of our ordinary shares any rights to subscribe for additional ordinary shares or any other rights, The Bank of New York Mellon may make these rights available to you. The Bank of New York Mellon will first consult with us. If The Bank of New York Mellon decides it is not legal and practical to make the rights available to you but that it is practical to sell the rights, The Bank of New York Mellon will sell the rights and distribute the proceeds in the same way as it does with cash. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York Mellon makes rights available to you, upon instruction from you it will exercise the rights and purchase the ordinary shares on your behalf. The Bank of New York Mellon will then deposit the ordinary shares and issue ADSs to you. It will exercise rights only if you pay it the exercise price and any other fees or charges the rights require you to pay.

U.S. securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after exercise of rights. For example, you may not be able to trade the ADSs freely in the United States. In this case, The Bank of New York Mellon may deliver the ADSs under a separate restricted deposit agreement. This agreement will contain the same provisions as the deposit agreement, except for any changes needed to put the restrictions in place.

Other Distributions

The Bank of New York Mellon will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon, after consultation with us, has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Alternatively, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation under the deposit agreement to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation under the deposit agreement to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADR holders. This means you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

The Bank of New York Mellon will deliver ADSs if you or your broker deposits, including by book-entry transfer to an account maintained by one of the custodians with NECIGEF, with such custodian ordinary shares or evidence of rights to receive ordinary shares. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, The Bank of New York Mellon will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its office to the persons you request.

You may turn in your ADRs at The Bank of New York Mellon's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, The Bank of New York Mellon will deliver to you or, upon your written order, the amount of deposited securities represented by your ADSs. Ordinary shares will be delivered through the facilities of NECIGEF and other deposited securities will be delivered at the office of one of the custodians. The Bank of New York Mellon may deliver any dividends, distributions, proceeds of sale of any dividends and distributions of rights at its office. Or, at your request, risk and expense, The Bank of New York Mellon will, if feasible, deliver the deposited securities at its office.

Voting Rights

You may instruct The Bank of New York Mellon to vote the ordinary shares underlying your ADSs, but only if we ask The Bank of New York Mellon to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting far enough in advance to withdraw the ordinary shares.

If we ask for your instructions, The Bank of New York Mellon will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will describe the matters to be voted on. The materials will also explain how you, on a certain date, may instruct The Bank of New York Mellon to vote the ordinary shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified. The Bank of New York Mellon will try, as far as practical, subject to Dutch law and the provisions of our articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The Bank of New York Mellon will only vote or attempt to vote as you instruct. However, if The Bank of New York Mellon does not receive your voting instructions on or before the date specified, it will consider you to have instructed The Bank of New York Mellon to give a discretionary proxy to a person designated by us and will give a discretionary proxy to a person designated by us to vote such deposited securities unless we notify it that:

●	we do not wish a proxy to be given;

●	the matter to be voted on is controversial; or

●	the matter to be voted on would adversely affect our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York Mellon to vote your ordinary shares. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

Rights to Inspect

You will have the right to inspect, at The Bank of New York Mellon's offices in New York City, the books registering the transfer and ownership of the ADSs. The Bank of New York Mellon will generally permit you to look at these books unless it needs to close the transfer books or if you are looking at the books for reasons that do not involve us.

Fees and Expenses

ADR holders must pay:	For:

US$5.00 (or less) per 100 ADSs	• Each issuance of an ADS, including as a result of a distribution of ordinary shares or rights or other property • Each cancellation of an ADS, including if the deposit agreement terminates
US$0.02 (or less) per ADS	• Any cash distribution to you
A fee equivalent to the fee that would be payable if the securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities other than ADSs to ADR holders
Registration or transfer fees	• Transfer and registration of ordinary shares through NECIGEF to or from the name of The Bank of New York Mellon or its agent when you deposit or withdraw ordinary shares
Expenses of The Bank of New York Mellon	• Conversion of euro to U.S. dollars • Cable, telex and facsimile transmission expenses (if expressly provided in the agreement)
Taxes and other governmental charges The Bank of New York Mellon or a custodian has to pay on any ADS or share underlying an ADS; for example, share transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges payable by The Bank of New York Mellon or its agents in connection with servicing the deposited securities	• As incurred. No charges of this type are currently made in the Dutch market

The Bank of New York Mellon, has agreed to reimburse us for expenses we incur that are related to establishment and maintenance expenses of the ADS program. The depositary has agreed to reimburse us for our continuing annual stock exchange listing fees. The depositary has also agreed to pay the standard out-of-pocket maintenance costs for the ADSs, which consist of the expenses of postage and envelopes for mailing annual and interim financial reports, printing and distributing dividend checks, electronic filing of U.S. Federal tax information, mailing required tax forms, stationery, postage, facsimile, and telephone calls. It has also agreed to reimburse us annually for certain investor relationship programs or special investor relations promotional activities. In certain instances, the depositary has agreed to provide additional payments to us based on any applicable performance indicators relating to the ADS facility. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not necessarily tied to the amount of fees the depositary collects from investors.

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York Mellon may refuse to transfer your ADSs or to allow you to withdraw the deposited securities underlying your ADSs until such payments are made, or it may deduct the amounts of taxes owed from any payments to you. It may also sell deposited securities, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and will pay to you any proceeds, or it will send to you any property remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

• Change the nominal or par value of our ordinary shares • Reclassify, split up or consolidate any of the deposited securities • Recapitalize, reorganize, merge or take any similar action
The securities received by The Bank of New York Mellon will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities. Alternatively, it may distribute some or all of the securities it receives. It may also and will if we ask it to deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

We and The Bank of New York Mellon may agree to amend the agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or certain expenses of The Bank of New York Mellon, or prejudices an important right of ADS holders, it will become effective only 30 days after The Bank of New York Mellon notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

The Bank of New York Mellon will terminate the deposit agreement if we ask it to do so. The Bank of New York Mellon may also terminate the agreement if The Bank of New York Mellon has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In both cases, The Bank of New York Mellon must notify you at least 30 days before termination.

After termination, The Bank of New York Mellon and its agents will be required to do only the following under the agreement:

●	advise you that the deposit agreement is terminated;

●	sell rights and other property as provided in the deposit agreement;

●	collect dividends and distributions on the deposited securities; and

●	deliver ordinary shares and other deposited securities upon cancellation of ADSs.

One year after termination, The Bank of New York Mellon may sell any remaining deposited securities by public or private sale. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADR holders that have not surrendered their ADSs. It will not invest the money and will have no liability for interest. The Bank of New York Mellon's only obligations will be to account for the proceeds of the sale and other cash. After termination our only obligations will be with respect to indemnification and to pay fees and expenses of The Bank of New York Mellon.

Limitations on Obligations and Liability to ADR Holders

The deposit agreement expressly limits our obligations and the obligations of The Bank of New York Mellon. It also limits our liability and the liability of The Bank of New York Mellon. We and The Bank of New York Mellon:

●	are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

●	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

●	are not liable if either of us exercises discretion permitted under the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the agreement on your behalf or on behalf of any other party; and

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and The Bank of New York Mellon agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before The Bank of New York Mellon will deliver or register transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, The Bank of New York Mellon may require:

●	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

●	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●
compliance with laws or governmental regulations relating to ADSs or the withdrawal of deposited securities and any such reasonable regulations, if any, The Bank of New York Mellon may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The Bank of New York Mellon may refuse to deliver, transfer or register transfers of ADSs, generally, when the transfer books of The Bank of New York Mellon are closed or, at any time, if we or The Bank of New York Mellon think it is advisable to do so.

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because:

-	we or The Bank of New York Mellon have closed our transfer books;

-	the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting;

-	we are paying a dividend on the ordinary shares;

●	when you or other ADR holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The deposit agreement permits The Bank of New York Mellon to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The Bank of New York Mellon may also deliver ordinary shares upon cancellation of pre-released ADSs. The Bank of New York Mellon may do this even if the ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying ordinary shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive ADSs instead of ordinary shares to close out a pre-release. The Bank of New York Mellon may pre-release ADSs only under the following conditions:

●	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer:

-	owns the ordinary shares or ADSs to be remitted;

-	assigns all beneficial rights, title and interest in the ordinary shares or ADSs to The Bank of New York Mellon as depositary and for the benefit of the owners of the ADSs; and

-
will not take any action with respect to the ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership (including, without the consent of The Bank of New York Mellon, disposing of such ordinary shares or ADSs) other than in satisfaction of such pre-release;

●	the pre-release must be fully collateralized with cash or other collateral that The Bank of New York Mellon considers appropriate; and

●	The Bank of New York Mellon must be able to close out the pre-release on not more than five business days' notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of ADSs that may be outstanding at any time as a result of pre-release. However, The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so.

SELLING SHAREHOLDERS

Selling shareholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling shareholders may be deemed to be underwriting commissions. See “Plan of Distribution.”

The table below sets forth the name of each selling shareholder and the number of ordinary shares that each selling shareholder owns and may offer pursuant to this prospectus.

We have prepared the table below based on information received from the selling shareholders on or prior to June 25, 2010. However, any or all of the ordinary shares listed below may be offered for sale pursuant to this prospectus by the selling shareholders from time to time. Accordingly, no estimate can be given as to the number of ordinary shares that will be held by the selling shareholders upon consummation of any sales. In addition, the selling shareholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their ordinary shares since the date as of which the information in the table is presented.

Information about the selling shareholders may change over time. Any changed information will be set forth in prospectus supplements to this prospectus. From time to time, additional information concerning ownership of the ordinary shares may rest with certain holders of the ordinary shares not named in the table below and of whom we are unaware.

Name	Number of Ordinary Shares that May Be Sold	Percentage of Total Ordinary Shares Outstanding (%)
JHC Nederland B.V.	14,626,984	18.0

PLAN OF DISTRIBUTION

At the time of the offering of any ordinary shares, we will supplement the following summary of the plan of distribution with a description of the offering set forth in a prospectus supplement relating to those ordinary shares, including the name or names of the selling shareholders, name or names of any underwriters or agents, the price and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers.

We are registering our ordinary shares, including ordinary shares that may be represented by ADSs, so that we may conduct offerings of our ordinary shares, and to permit the selling shareholders to conduct public secondary trading of our ordinary shares from time to time after the date of this prospectus. In the case of resales by the selling shareholders, we have agreed, among other things, to bear all expenses in connection with the registration and sale of our ordinary shares, other than underwriting discounts, selling commissions, stock transfer taxes and expenses related to the selling shareholders’ counsel. We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholders. We may sell the ordinary shares from time to time, and we have been advised by the selling shareholders that they may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time, as follows:

●	directly to purchasers; or

●
through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts or commissions or agent’s commissions from us, the selling shareholders or from the purchasers of the ordinary shares for whom they may act as agent, as the case may be.

In addition, we may issue the ordinary shares as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting with us or on our behalf may also purchase ordinary shares and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our ordinary shares through any of these methods or other methods described in the applicable prospectus supplement.

The ordinary shares we distribute, or the ordinary shares that are offered by the selling shareholders, may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

These prices will be determined by agreement between us, the selling shareholders (in the case of resales) and underwriters or dealers who may receive fees or commissions in connection with the sale.

The sales described in the preceding paragraphs may be effected in transactions:

●	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale, including the NASDAQ Global Select Market;

●	in the over-the-counter market;

●	in transactions otherwise than on those exchanges or services or in the over-the-counter market; or

●	through the writing of options.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the ordinary shares by the selling shareholders. Selling shareholders may decide not to sell any of the ordinary shares offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer, devise or gift the ordinary shares by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. Securities covered by this prospectus may also be sold to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act rather than pursuant to this prospectus.

If we offer ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the ordinary shares they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase ordinary shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The selling shareholders and any broker-dealers, agents or underwriters that participate with the selling shareholders in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions.

The selling shareholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the particular ordinary shares being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the ordinary shares registered. All amounts shown are estimates.

	Amount to be paid (€)	Amount to be paid ($)*
Legal Fees and Expenses	€110,000	US$136,400
Accounting Fees and Expenses	20,000	24,800
Printing and Engraving Expenses	10,000	12,400
Miscellaneous	10,000	12,400
Total	€150,000	US$186,000

  * Based on an exchange rate of US$1.24 per €1.00 on June 21, 2010.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Crucell’s Annual Report on Form 20-F for the year ended December 31, 2009, and the effectiveness of Crucell’s internal control over financial reporting have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts accounting and auditing.

VALIDITY OF SECURITIES

Mr. René Beukema, Crucell’s general counsel, will pass upon the validity of the ordinary shares for Crucell as to certain matters of Dutch law.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Netherlands, and the majority of the members of our Supervisory Board, all of the members of our Management Board and management team and all of the experts named in this document are residents of, and most of our and their assets are located in, jurisdictions outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or these persons, or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our Management Board or Supervisory Board or management team or any of the experts named in this document in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. Dutch law, furthermore, does not recognize a shareholder’s right to bring a derivative action on behalf of a corporation.

Our general counsel, Mr. René Beukema, has advised us that because there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must litigate the relevant claim again before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will recognize a final and conclusive judgment rendered by a U.S. court if the Dutch court finds that:

●	The U.S. court assumed jurisdiction on grounds that are acceptable from an international law perspective;

●	The final judgment results from proceedings compatible with Dutch concepts of due process; and

●	The final judgment does not contravene public policy of the Netherlands.

If the Dutch court recognizes the final U.S. judgment, that court generally will grant the same judgment without the parties having to litigate again on the merits.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov.

Ordinary shares of Crucell, each represented by one ADS, are listed on the NASDAQ Global Select Market both under the symbol “CRXL”. Additional information concerning us and our securities may be available through the NASDAQ Global Select Market at www.nasdaq.com/GlobalSelect.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents:

(1) The Crucell Annual Report on Form 20-F for the year ended December 31, 2009, filed with the SEC on April 7, 2010.

(2) The Crucell Reports on Form 6-K, furnished to the SEC on April 14, 2010, May 10, 2010 and May 11, 2010.

(3) Any future filings of Crucell on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Crucell on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated into this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Crucell’s Investor Relations Department located at Archimedesweg 4-6, 2333 CN, Leiden, The Netherlands (telephone: 31 20 71 519 91 00).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Article 28, Sections 1, 2, 3 and 4 of Crucell’s by-laws provides for the circumstances in which the Crucell will indemnify any person who is or was a supervisory director or a member of the board of management and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of his position at Crucell. In addition, Article 28, Section 7 describes the scope of insurance coverage that Crucell’s supervisory board may purchase to protect senior management from liability arising from the performance of the senior manager’s functions.

Item 9.  Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Ordinary Shares.†
4.1
Form of Deposit Agreement, dated as of October 26, 2000, among Crucell, The Bank of New York Mellon (formerly The Bank of New York), as depositary, and owners and beneficial owners from time to time of the American depositary shares, representing the ordinary shares of Crucell (previously filed as Exhibit 1 of Crucell’s Registration Statement on Form F-6 as filed with the SEC on November 13, 2007 and incorporated by reference herein).

4.2
Form of American depositary receipt evidencing American depositary shares representing the ordinary shares of Crucell (previously filed as Exhibit A to Exhibit 1 of Crucell’s Registration Statement on Form F-6 as filed with the SEC on November 13, 2007 and incorporated by reference herein).

4.3	Registration Rights Agreement dated as of September 28, 2009, between Crucell N.V. and JHC Nederland B.V.
5.1	Opinion of Mr. René Beukema, Crucell’s general counsel, with respect to the validity of the ordinary shares.
23.1	Consent of Deloitte Accountants B.V. for Crucell.
23.2	Consent of Mr. René Beukema, Crucell’s general counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included in page II-5 of this Registration Statement).
__________________
†
To be filed by amendment or incorporated by reference. Crucell will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)             To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to a registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)             That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)             That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)           The registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES OF CRUCELL N.V.

Pursuant to the requirements of the Securities Act of 1933, Crucell N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leiden, The Netherlands, on June 25, 2010.

                                               CRUCELL N. V.

By:	/s/ Leonard Kruimer
Name: Leonard Kruimer
Title: Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. René Beukema his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on June 25, 2010, in respect of Crucell N.V.

Signature	Title
/s/ Ronald H.P. Brus	President and Chief Executive Officer
Ronald H.P. Brus
/s/ Leonard Kruimer	Chief Financial Officer
Leonard Kruimer
/s/ Cees de Jong	Chief Operating Officer
Cees de Jong

/s/ Jan Pieter Oosterveld	Chairman of the Supervisory Board
Jan Pieter Oosterveld
/s/ Arnold Hoevenaars	Member of the Supervisory Board
Arnold Hoevenaars
/s/ Phillip Satow	Member of the Supervisory Board
Phillip Satow
/s/ Floris Waller	Member of the Supervisory Board
Floris Waller

Signature of Authorized Representative of Crucell N.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Crucell N.V., has signed this registration statement in Newark, Delaware, on June 25, 2010.

Signature	Title
/s/ Puglisi & Associates	Authorized Representative in the
Puglisi & Associates	United States

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